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                                                             Exhibit 99.B(a)(19)

                               ING INVESTORS TRUST

  AMENDMENT #19 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                             EFFECTIVE: MAY 2, 2005

         The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

         1. Re-designate ING Capital Guardian Small Cap Portfolio to ING Capital Guardian Small/Mid Cap Portfolio, ING Developing World Portfolio to ING JPMorgan Emerging Markets Equity Portfolio, ING Janus Special Equity Portfolio to ING Janus Contrarian Portfolio, and ING UBS U.S. Balanced Portfolio to ING UBS U.S. Allocation Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

          "The Series that have been established and designated as of the date first above written are as follows:

                   ING AIM Mid Cap Growth Portfolio
                   ING Alliance Mid Cap Growth Portfolio
                   ING American Funds Growth Portfolio
                   ING American Funds Growth-Income Portfolio
                   ING American Funds International Portfolio
                   ING Capital Guardian Large Cap Value Portfolio ING Capital Guardian Managed Global Portfolio ING Capital Guardian Small/Mid Cap Portfolio
                   ING Eagle Asset Capital Appreciation Portfolio ING Evergreen Health Sciences Portfolio
                   ING Evergreen Omega Portfolio
                   ING FMRSM Diversified Mid Cap Portfolio
                   ING FMRSM Earnings Growth Portfolio
                   ING Goldman Sachs TollkeeperSM Portfolio
                   ING Hard Assets Portfolio
                   ING International Portfolio
                   ING Janus Contrarian Portfolio
                   ING Jennison Equity Opportunities Portfolio
                   ING JPMorgan Emerging Markets Equity Portfolio ING JPMorgan Small Cap Equity Portfolio
                   ING JPMorgan Value Opportunities Portfolio
                   ING Julius Baer Foreign Portfolio
                   ING Legg Mason Value Portfolio
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                   ING LifeStyle Aggressive Growth Portfolio
                   ING LifeStyle Growth Portfolio
                   ING LifeStyle Moderate Growth Portfolio
                   ING LifeStyle Moderate Portfolio
                   ING Limited Maturity Bond Portfolio
                   ING Liquid Assets Portfolio
                   ING Marsico Growth Portfolio
                   ING Marsio International Opportunities Portfolio ING Mercury Focus Value Portfolio
                   ING Mercury Large Cap Growth Portfolio
                   ING MFS Mid Cap Growth Portfolio
                   ING MFS Total Return Portfolio
                   ING MFS Utilities Portfolio
                   ING Oppenheimer Main Street Portfolio(R)
                   ING PIMCO Core Bond Portfolio
                   ING PIMCO High Yield Portfolio
                   ING Pioneer Fund Portfolio
                   ING Pioneer Mid Cap Value Portfolio
                   ING Salomon Brothers All Cap Portfolio
                   ING Salomon Brothers Investors Portfolio
                   ING Stock Index Portfolio
                   ING T. Rowe Price Capital Appreciation Portfolio ING T. Rowe Price Equity Income Portfolio
                   ING UBS U.S. Allocation Portfolio
                   ING Van Kampen Equity Growth Portfolio
                   ING Van Kampen Global Franchise Portfolio
                   ING Van Kampen Growth and Income Portfolio
                   ING Van Kampen Real Estate Portfolio

         The foregoing shall be effective upon the date first written above.
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/s/ John V. Boyer                              /s/ Jock Patton
-------------------------                      -------------------------
John V. Boyer, as Trustee                      Jock Patton, as Trustee


/s/ J. Michael Earley                          /s/ David W. C. Putnum
-------------------------                      -------------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein                      /s/ John G. Turner
-------------------------                      -------------------------
R. Barbara Gitenstein, as Trustee              John G. Turner, as Trustee


/s/ Patrick Kenny                              /s/ Roger B. Vinncent
-------------------------                      -------------------------
Patrick Kenny, as Trustee                      Roger B. Vincent, as Trustee


/s/ Walter H. May                              /s/ Richard A. Wedemeyer
-------------------------                      -------------------------
Walter H. May, as Trustee                      Richard A. Wedemeyer, as Trustee


/s/ Thomas J. McInerney
-------------------------
Thomas J. McInerney, as Trustee